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                                 [logo] OTTO
                                                                   Exhibit 10.28
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Vorstand
        November 9, 2001

        To the Lenders Referred to Below
        c/o Mr. Hans-Josef Thiele
        Deutsche Bank AG, New York Branch
        As Administrative Agent
        31 West 52/nd/ Street, 24/th/ Floor
        New York, New York 10019

        Ladies and Gentlemen:

        We refer to the following: (x) that certain Second Amended and Restated Revolving Credit Agreement dated as of June 30, 2000, as amended (the "Second Amended Agreement") by and among Spiegel, Inc. (the "Borrower"), the Lenders party thereto, the Agents, the Joint Lead Arrangers and Book Runners and the Issuer; (y) that certain 364- Day Revolving Credit Agreement dated as of June 30, 2000, as amended (together with the Second Amended Agreement referred to herein as, the "Credit Agreements") by and among the Borrower, the Lenders party thereto, the Agents, the Joint Lead Arrangers and Book Runners and the Issuer; and (z) to the letter of support provided previously by Otto Versand (GmbH 62 Co) with respect to the Credit Agreements.

        This letter supplements and is in addition to that prior letter of support, and represents our continued commitment to the Borrower as an essential component of Otto's retail presence in the United States of America. In view of this continued commitment and in consideration of the Waiver Letter being provided by the Lenders to the Borrower, from the date hereof until the earlier of (1) June 15,2002 and (2) the Borrower's refinancing or repayment of the Credit Agreements, we are willing to provide to the Borrower up to $100 million of liquidity support (the "Loan"), with the understanding that the first $50 million of any such Loan (which has already been provided) will not be due and payable or be repaid by the Borrower until such time that a capital restructuring including the refinancing or repayment of the Credit Agreements is finalized by the Borrower and the Lenders. Another understanding would be that any accrued interest on any such support shall not be payable until after such capital restructuring occurs. The basic terms of the Loan, incIuding interest rate, term and maturity, shall be as set forth on the attached Exhibit A.

        This letter shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

        Very truly yours,

        Otto Versand (GmbH & Co)

        By: /s/ Dr. Otto                    By: /s/ Dr. Crusemann
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               (Dr. Otto)                          (Dr. Crusemann)

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                                 [logo] OTTO
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Vorstand

        AGREED AND ACCEPTED:

        DEUTSCHE BANK AG, New York Branch,
        as Administrative Agent on behalf of the Lenders

        By: /s/ Hans-Josef Thiefe
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                Hans-Josef Thiefe
                Director

        By: /s/ Christian Dallwitz
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                Christian Dallwitz
                Vice President

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                                 Exhibit A
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                              General Terms of
          Otto Versand (GmbH & Co) Line of Credit to Spiegel, Inc.

1. Liquidity support line of credit of up to $100 million to be made available by Otto Versand to Spiegel

2. Line available until earlier of June 15,2002 or when Spiegel refinances or repays the Credit Agreements

3.     Interest rate set per Schedule III Pricing Grid to Credit Agreements

4. Interest accrues from funding date, but cannot be repaid until earlier of June 15,2002 or when Spiegel refinances or repays the Credit Agreements

5. First $50 million of outstanding principal cannot be repaid until capital restructuring of Spiegel including the refinancing or repayment of the Credit Agreements occurs